Exhibit 2

Agrium Inc.
INCORPORATED UNDER THE CANADA BUSINESS CORPORATIONS ACT
CONSTITUTEE SOUS L’AUTORITÈ DE LA LOI SUR LES SOCIÉTÉS PAR ACTIONS (CANADA)
NUMBER AGR4847205
This certifies that
est le détenteur immatriculé de
SHARES 00000
*SPECIMEN * AGR4847205 * CA0089161081 * 0* Agrium Inc. * SPECIMEN * AGR4847205 * CA0089161081 * 0*Agrium Inc. * SPECIMEN * AGR4847205 * CA0089161081 * 0* Agrium Inc. * SPECIMEN * AGR4847205 * CA0089161081 * 0* Agrium Inc. * SPECIMEN * AGR4847205 * CA0089161081 * 0* Agrium Inc. *SPECIMEN *AGR4847205 *CA0089161081 * 0* Agrium Inc. * SPECIMEN * AGR4847205 * CA0089161081 * 0* Agrium Inc. * SPECIMEN * AGR4847205 * CA0089161081 * 0* Agrium Inc. * SPECIMEN * AGR4847205 * CA0089161081 * 0* Agrium Inc. * SPECIMEN * AGR4847205 * CA0089161081 * 0* Agrium Inc. * SPECIMEN * AGR4847205 * CA0089161081 * 0* Agrium Inc. * SPECIMEN * AGR4847205 * CA0089161081 * 0* Agrium Inc. * SPECIMEN * AGR4847205 * CA0089161081 * 0* Agrium Inc. * SPECIMEN * AGR4847205 * CA0089161081 * 0* Agrium Inc. * SPECIMEN * AGR4847205 * CA0089161081 * 0* Agrium Inc. * SPECIMEN * AGR4847205 * CA0089161081 * 0* Agrium Inc. * SPECIMEN * AGR4847205 * CA0089161081 * 0* Agrium Inc. * SPECIMEN * AGR4847205 * CA0089161081 * 0* Agrium Inc. * SPECIMEN * AGR4847205 * CA0089161081 * 0* Agrium Inc. * SPECIMEN * AGR4847205 * CA0089161081 * 0* Agrium Inc. * SPE
Is the registered holder of Les présents attestent que
* SPECIMEN * AGR4847205 * CA0089161081 * 0* Agrium Inc. * SPECIMEN * AGR4847205 * CA0089161081 * 0* Agrium Inc. * SPECIMEN * AGR4847205 * CA0089161081 * 0* Agrium Inc. * SPECIMEN * AGR4847205 * CA0089161081 * 0* Agrium Inc. * SPECIMEN * AGR4847205 * CA0089161081 * 0* Agrium Inc. * SPECIMEN *AGR4847205 * CA0089161081
** ZERO **
ISIN: CA0089161081
CUSIP: 008916108
Countersigned and Registered
CST TRUST COMPANY
Transfer Agent and Register
Computershare Shareowner
Services, LLC Co-Transfer Agent and Co-Registrar Consresigné et enregistré SOCIÉTÉ DE FIDUCIE CST Agent des Transferts et Agent chargé de la tenue des regisres Computershare Shareowner Services, LLC Co-Agent des Transferts et Co-Agent chargé de la tenue des registres
Fully paid and non-assessable Common Shares without nominal or par value of AGRIUM INC. transferable only on the securities register of the Corporation by the holder hereof in person or by his duly authorized attorney upon the surrender of this certificate properly endorsed. This certificate shall not be valid until countersigned by a Transfer Agent and Registrar of the Corporation.
IN WITNESS WHEREOF the Corporation has caused this certificate to be signed by its duly authorized officers.
President & Chief Executive Officer
Président et chef de la direction
Senior Vice President, General Counsel & Corporate Secretary
Premier Vice-président, Conseil général et Secrétaire d’enterprise
This Certificate is transferable in Calgary, Vancouver, Toronto, Montreal, and New Jersey
Actions ordinaries sans valeur nominale ou au pair entiérement libérées et non susceptivles d’appels subséquent de AGRIUM INC.
transférables seulement dans le registre des valeurs mobiliéres de la Société par le porteur en personne ou par son fondé de pouvoir dûment autorisé sur remise de ce certificat régulièrement endorsé. Ce Certificat n’est valide qu’après avoir été contresigné par an agents des transferts et agent chargé de la tenue des registres de la Société.
EN FOI DE QUOI la Société a fait signer le present certificate par ses dirigeants dûment autorisés
Dated/Le: APRIL 06, 2016
By/Par:
Authorized Signature/Signature authoriseé
Ce certificat est transferable a Calgary, Vancouver, Toronto, Montreal, et New Jersey
SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ
THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.
PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE
DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.
For value received, the undersigned hereby sell(s), assign(s) and transfer(s) unto
(Print name(s) of person(s) to whom the securities are being transferred and the address for the register)
shares
(number of shares if blank, deemed to be all)
of the Company represented by this certificate, and hereby irrevocably constitutes and appoints the attorney of the undersigned to transfer the said securities with full power of substitution in this matter:
Dated
Signature Guarantee(s)*
(the transfer cannot be processed without acceptable guarantees of all signatures)
Transferor(s) Signature(s)*
* For transfers signed by the registered holder(s), their signature(s) must correspond with the name(s) on the certificate in every particular, without any changes. In addition, every signature must be Signature Guaranteed by a Canadian Schedule 1 chartered bank, or a member of one of the recognized medallion programs - Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP) or New York Stock Exchange, Inc. Medallion Signature Program (MSP).
Until the earlier of the Separation lime or the Expiration Time (as both such terms are defined in the Shareholder Rights Plan Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in an Amended and Restated Shareholder Rights Plan Agreement dated as of May 4, 2016, as amended, supplemented or restated from time to time (the ‘Rights Agreement’) between Agrium Inc. (the “Corporation”) and CST Trust Company, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file and may be inspected during normal business hours at the registered office of the Corporation. In certain circumstances, as set forth in the Rights Agreement, such Rights may be amended, may be redeemed, may expire, may become null and void or may be evidenced evidenced by separate certificates and may no longer be evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge as soon as practicable after the receipt of a written request therefor.”